Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding Cash Portfolio and Term Portfolio of The North Carolina Capital Management Trust (the "Trust"), filed as part of this Post-Effective Amendment No. 46 to the Trust's Registration Statement on Form N-1A (File Nos. 002-77169 and 811-03455) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 44 to the Registration Statement.

/s/Shearman & Sterling LLP
Shearman & Sterling LLP

New York, NY

August 25, 2005